Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Waste Services, Inc.

Burlington, Ontario

We hereby consent to the use in the proxy statement/prospectus constituting a part of this Registration Statement of our reports dated March 2, 2010, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Waste Services, Inc., which are contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.

/s/ BDO Seidman, LLP

West Palm Beach, Florida

May 18, 2010